Exhibit 5.1

August 5, 2024

+1 202 663 6000 (t)

+1 202 663 6363 (f)

Huntington Ingalls Industries, Inc.

4101 Washington Avenue

Newport News, VA 23607

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company set forth in Schedule A hereto (the “Guarantors”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

i.	senior debt securities of the Company (“Senior Debt Securities”);

ii.	subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”);

iii.	shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and

iv.	guarantees by the Guarantors of the Debt Securities (“Guarantees”).

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company and the Guarantors in connection with the filing of the Registration Statement. The Senior Debt Securities may be issued pursuant to a senior indenture (the “Senior Indenture”) to be entered into among the Company, the Guarantors and a trustee to be named, as trustee (the “Senior Trustee”) and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Subordinated Debt Securities may be issued pursuant to a subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures,” and each individually, an “Indenture”) to be entered into among the Company, the Guarantors and a trustee to be named, as trustee (the “Subordinated Trustee” and together with the Senior Trustee, the “Trustees,” and each individually, a “Trustee”) and duly qualified under the Trust Indenture Act.

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We have examined and relied upon (i) signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto, (ii) the organizational documents of the Company and the Guarantors listed on Schedule B hereto (each, a “Covered Guarantor” and collectively, the “Covered Guarantors”), (iii) minutes of meetings of the stockholders and the boards of directors, managing members, sole members, member managers or members of the boards of managers, as applicable (each, a “Board” and collectively, the “Boards”), of the Company and the Covered Guarantors as provided to us by the Company and the Covered Guarantors, and (iv) such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company and the Covered Guarantors.

We have relied as to certain matters on information obtained from public officials and officers of the Company and the Covered Guarantors, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more prospectus supplements and term sheets, as applicable, will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement (a “Purchase Agreement”) with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company and the Covered Guarantors; (v) in the case of Debt Securities, (a) the applicable Indenture will be duly authorized, executed and delivered by the applicable Trustee and the Guarantors that are not Covered Guarantors in substantially the form filed as Exhibit 4.1 or Exhibit 4.3 to the Registration Statement, (b) the applicable Trustee will be duly eligible to serve as trustee, (c) any supplemental indenture relating to a series of Debt Securities to be issued under the applicable Indenture will be duly authorized, executed delivered by the parties thereto other than the Company and the Covered Guarantors, and (d) the Debt Securities will be duly authenticated by the Trustee named in the applicable Indenture; (vi) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (vii) if issued in uncertificated form, valid book-entry notations for the issuance of the Common Stock will have been duly made in the share register of the Company; (viii) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (ix) at the time of the issuance and sale of the Guarantees, the Covered Guarantors will be validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of State of Delaware; (x) at the time of the issuance and sale of the Guarantees, the Guarantors other than the Covered Guarantors will be validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of the State of Maryland and under the laws of the Commonwealth of Virginia, as applicable; and (xi) the accuracy of the opinion letters dated August 5, 2024 of Tiffany M. King, Corporate Vice President and Associate General of the Company, and Ballard Spahr LLP, which are being filed as Exhibits 5.2 and 5.3, respectively, to the Registration Statement.

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We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company and the Covered Guarantors. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company and the Guarantors, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or any Guarantor, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of the Company and each Guarantor (or any committee of any such Board or any person acting pursuant to authority properly delegated to such person by the Board of the Company or any such Guarantor or any committee of any such Board) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, (iii) general equitable principles, and (iv) acceleration of the Debt Securities which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company or any Guarantor with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

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We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company or any Guarantor, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) that provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses, (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies, or (x) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Senior Debt Securities, when (i) specifically authorized for issuance by proper action of the Board of the Company or an authorized committee thereof (the “Company Authorizing Resolutions”), (ii) the Senior Indenture has been duly authorized, executed and delivered by the Company and the Guarantors party thereto, (iii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and the Company Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and such Guarantors and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and such Guarantors, (iv) such Senior Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Senior Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable Purchase Agreement, and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions and the applicable Purchase Agreement, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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2. With respect to the Subordinated Debt Securities, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the Subordinated Indenture has been duly authorized, executed and delivered by the Company and the Guarantors party thereto, (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and the Company Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and such Guarantors and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and such Guarantors, (iv) such Subordinated Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Subordinated Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable Purchase Agreement, and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions and the applicable Purchase Agreement, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to shares of Common Stock, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation, Bylaws and the Company Authorizing Resolutions, (iii) the shares of Common Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable Purchase Agreement, and (iv) the Company has received the consideration provided for in the Company Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

4. With respect to the Guarantees, when (i) the Debt Securities and the related Guarantees are specifically authorized for issuance by the Company Authorizing Resolutions and by proper action of the Boards or authorized committees thereof of each of the Guarantors (the “Guarantor Authorizing Resolutions” and, together with the Company Authorizing Resolutions, the “Authorizing Resolutions”), (ii) the terms of the Debt Securities and the related Guarantees and their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Guarantors and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantors, (iii) such Guarantees have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and any applicable prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Debt Securities and the related Guarantees has been duly authorized and validly executed and delivered by the Guarantors, the Company and the other parties thereto, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Guarantees will constitute valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms.

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Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wilmer Cutler Pickering Hale and Dorr LLP

WILMER CUTLER PICKERING HALE AND DORR LLP

SCHEDULE A

GUARANTORS

•	Commonwealth Technology Innovation LLC, a Virginia limited liability company

•	Enlighten IT Consulting LLC, a Maryland limited liability company

•	Fleet Services Holding Corp., a Delaware corporation

•	HII Fleet Support Group LLC, a Delaware limited liability company

•	HII Mission Technologies Corp., a Delaware corporation

•	HII Nuclear Inc., a Delaware corporation

•	HII Services Corporation, a Delaware corporation

•	HII TSD Holding Company, a Delaware corporation

•	HII Technical Solutions Corporation, a Delaware corporation

•	HII Unmanned Systems, Inc., a Delaware corporation

•	Huntington Ingalls Incorporated, a Virginia corporation

•	Huntington Ingalls Industries Energy and Environmental Services, Inc., a Delaware corporation

•	Huntington Ingalls Unmanned Maritime Systems, Inc., a Delaware corporation

•	Newport News Nuclear Inc., a Virginia corporation

SCHEDULE B

COVERED GUARANTORS

•	Fleet Services Holding Corp., a Delaware corporation

•	HII Fleet Support Group LLC, a Delaware limited liability company

•	HII Mission Technologies Corp., a Delaware corporation

•	HII Nuclear Inc., a Delaware corporation

•	HII Services Corporation, a Delaware corporation

•	HII TSD Holding Company, a Delaware corporation

•	HII Technical Solutions Corporation, a Delaware corporation

•	HII Unmanned Systems, Inc., a Delaware corporation

•	Huntington Ingalls Industries Energy and Environmental Services, Inc., a Delaware corporation

•	Huntington Ingalls Unmanned Maritime Systems, Inc., a Delaware corporation